PRINCIPAL FUNDS, INC.

CONTRACTUAL FEE WAIVER AGREEMENT

AGREEMENT made this 28th day of December 2012 by and between Principal Funds, Inc. (the “Fund”) and Principal Management Corporation (the “Advisor”) (together, the “Parties”).

The Advisor has contractually agreed to limit the Fund’s expenses (excluding interest expense, short sale dividend and interest expense, and acquired fund fees and expenses) on certain share classes of certain of the Funds. The reductions and reimbursements are in amounts that maintain total operating expenses at or below certain limits. The limits are expressed as a percentage of average daily net assets attributable to each respective class on an annualized basis. The expenses borne by the Advisor are subject to reimbursement by the Funds through the fiscal year end, provided no reimbursement will be made if it would result in the Funds’ exceeding the total operating expense limits. The operating expense limits are attached on Schedule A to this Agreement.

Further, the Advisor has contractually agreed to waive a portion of the management fee it receives from certain Funds through the fiscal year end. The waiver is expressed as a percentage of average daily net assets. The management fee waivers are attached as Schedule B to this Agreement.

The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby cancelled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PRINCIPAL FUNDS, INC.    PRINCIPAL MANAGEMENT CORPORATION

/s/ Nora M. Everett     /s/ Michael J. Beer
By:__________________________________    By:__________________________________
Name: Nora M. Everett    Name: Michael J. Beer
Title: Chair, President and Chief Executive Officer    Title: Executive Vice President and
Chief Operating Officer

/s/ Beth C. Wilson
By:__________________________________
Name: Beth C. Wilson
Title: Secretary and Vice President

SCHEDULE A

Series	Class A	Class B	Class C	Class J	Institutional Class	Expiration
Bond & Mortgage Securities Fund	0.94%	1.60%	1.75%	N/A	N/A	2/28/2013
California Municipal Fund	N/A	1.82%	N/A	N/A	N/A	2/28/2013
Diversified International Fund	N/A	2.47%	2.08%	N/A	N/A	2/28/2013
Equity Income Fund	N/A	1.97%	N/A	N/A	N/A	2/28/2013
Global Diversified Income Fund	1.25%	N/A	2.00%	N/A	0.90%	2/28/2013
Global Real Estate Securities Fund	1.45%	N/A	2.20%	N/A	0.95%	2/28/2013
Government & High Quality Bond Fund	0.88%	1.65%	1.63%	1.00%	N/A	2/28/2014
High Yield Fund	N/A	1.92%	N/A	N/A	N/A	2/28/2013
Income Fund	N/A	1.90%	N/A	1.10%	N/A	2/28/2013
Inflation Protection Fund	0.90%	N/A	1.65%	1.15%	N/A	2/28/2013
International Emerging Markets Fund	N/A	2.78%	2.80%	N/A	N/A	2/28/2013
LargeCap Growth Fund	N/A	2.25%	N/A	N/A	N/A	2/28/2013
LargeCap S&P 500 Index Fund	0.70%	N/A	1.30%	N/A	N/A	2/28/2013
LargeCap Value Fund	N/A	2.00%	1.70%	N/A	N/A	2/28/2013
MidCap Blend Fund	N/A	2.09%	1.95%	N/A	N/A	2/28/2013
MidCap Value Fund III	N/A	N/A	N/A	N/A	0.69%	2/28/2013
Money Market Fund	N/A	1.55%	1.79%	N/A	N/A	2/28/2013
Overseas Fund	N/A	N/A	N/A	N/A	1.10%	2/28/2013
Principal Capital Appreciation	N/A	1.99%	1.82%	N/A	N/A	2/28/2013
Principal LifeTime 2010 Fund	0.41%	N/A	N/A	N/A	N/A	2/28/2013
Principal LifeTime 2015 Fund	N/A	N/A	N/A	N/A	0.08%	2/28/2013
Principal LifeTime 2020 Fund	0.41%	1.16%	N/A	N/A	N/A	2/28/2013
Principal LifeTime 2025 Fund	N/A	N/A	N/A	N/A	0.08%	2/28/2013
Principal LifeTime 2030 Fund	0.41%	1.16%	N/A	N/A	N/A	2/28/2013
Principal LifeTime 2035 Fund	N/A	N/A	N/A	N/A	0.08%	2/28/2013
Principal LifeTime 2040 Fund	0.41%	1.16%	N/A	N/A	N/A	2/28/2013
Principal LifeTime 2045 Fund	N/A	N/A	N/A	N/A	0.08%	2/28/2013
Principal LifeTime 2050 Fund	0.41%	1.16%	N/A	N/A	N/A	2/28/2013
Principal LifeTime 2055 Fund	N/A	N/A	N/A	N/A	0.08%	2/28/2013
Principal LifeTime Strategic Income Fund	0.41%	1.16%	N/A	N/A	N/A	2/28/2013
Real Estate Securities Fund	1.45%	2.20%	2.20%	N/A	N/A	2/28/2013
SAM Balanced Portfolio	N/A	1.70%	N/A	N/A	N/A	2/28/2013
SAM Conservative Balanced Portfolio	0.63%	1.38%	1.38%	0.63%	N/A	2/28/2014
SAM Conservative Growth Portfolio	N/A	1.71%	N/A	N/A	N/A	2/28/2013
SAM Flexible Income Portfolio	N/A	1.69%	N/A	N/A	N/A	2/28/2013
SAM Strategic Growth Portfolio	N/A	1.75%	N/A	N/A	N/A	2/28/2013
Short-Term Income Fund	N/A	N/A	1.67%	1.07%	N/A	2/28/2013
SmallCap Blend Fund	1.35%	2.29%	2.08%	N/A	0.80%	2/28/2014
SmallCap Growth Fund II	N/A	N/A	N/A	1.58%	N/A	2/28/2013
SmallCap Value Fund II	N/A	N/A	N/A	1.93%	N/A	2/28/2013
Tax-Exempt Bond Fund	0.85%	1.60%	1.60%	N/A	N/A	2/28/2013

Series	R-1	R-2	R-3	R-4	R-5	Expiration
Government & High Quality Bond Fund	1.29%	1.16%	0.98%	0.79%	0.67%	2/28/2014
Principal LifeTime 2055 Fund	0.96%	0.83%	0.65%	0.46%	0.34%	2/28/2013
Principal LifeTime 2060 Fund*	0.96%	0.83%	0.65%	0.46%	0.34%	2/28/2014
Short-Term Income Fund	1.30%	1.18%	0.99%	0.79%	0.68%	2/28/2013

Principal Management Corporation ("Principal"), the investment advisor has contractually agreed to limit Other Expenses for the Bond & Mortgage Securities Fund that are attributable to the Institutional class shares by paying, if necessary, expenses normally payable by the Fund, excluding interest expense, through the period ending February 28, 2013. It is expected that the expense limit will continue through the period disclosed; however, Principal Funds, Inc. and Principal, the parties to the agreement, may agree to terminate the expense limit prior to the end of the period.

In addition, for all Funds, with the exception of Government & High Quality Bond Fund, Principal Management Corp. has contractually agreed to limit the expenses identified as "Other Expenses" related to Class P shares by paying, if necessary, expenses normally payable by the Fund, excluding interest expense, through the period ending February 28, 2013. The expense limit will maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%, excluding interest expense.

In addition for Government & High Quality Bond Fund, Principal Management Corp. has contractually agreed to limit the expenses identified as "Other Expenses" related to Class P shares by paying, if necessary, expenses normally payable by the Fund, excluding interest expense, through the period ending February 28, 2014. The expense limit will maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%, excluding interest expense.

	Class A	Class C	Institutional Class	Expiration
Bond Market Index Fund	N/A	N/A	N/A	12/31/2013
Blue Chip Fund	N/A	N/A	0.75%	12/31/2013
Diversified Real Asset Fund	1.25%	2%	N/A	12/31/2013
Global Multi-Strategy Fund	2%	2.75%	1.65%	12/31/2013
Global Opportunities Fund	N/A	N/A	0.95%	12/31/2014
International Equity Index Fund	N/A	N/A	N/A	12/31/2013
Opportunistic Municipal Fund	0.9%	1.65%	N/A	12/31/2013
Small-MidCap Dividend Income Fund	1.4%	2.15%	N/A	12/31/2013

	R-1	R-2	R-3	R-4	R-5	Expiration
Bond Market Index Fund	1.18%	1.05%	0.87%	0.68%	0.56%	12/31/2013
International Equity Index Fund	1.28%	1.15%	0.97%	0.78%	0.66%	12/31/2013

In addition, Principal Management Corp. has contractually agreed to limit the expenses identified as "Other Expenses" related to Class P shares by paying, if necessary, expenses normally payable by the Fund, excluding interest expense, through the period ending December 31, 2013. The expense limit will maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%, excluding interest expense.

SCHEDULE B

Series	Waiver	Expiration
International Fund I	0.046%	02/28/2014
LargeCap Blend Fund II	0.018%	02/28/2013
LargeCap Growth Fund I	0.016%	02/28/2013
LargeCap Growth Fund II	0.014%	02/28/2013
LargeCap Value Fund I	0.014%	02/28/2013
LargeCap Value Fund III	0.012%	02/28/2013
MidCap Growth Fund III	0.022%	02/28/2013
MidCap Value Fund I	0.02%	02/28/2013
MidCap Value Fund III	0.014%	02/28/2013
Overseas Fund	0.03%	02/28/2013
SmallCap Growth Fund I	0.022%	02/28/2013
SmallCap Growth Fund II	0.02%	02/28/2013
SmallCap Value Fund II	0.024%	02/28/2013